UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
_____________________
DOUBLE EAGLE PETROLEUM CO.

(Exact name of Registrant as Specified in its charter)

Maryland	83-0214692

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

777 Overland Trail (P. O. Box 766) Casper, Wyoming	82601

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act Registration Statement file number to which this form relates: 333-128015.
Securities to be registered pursuant to section 12 (b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

9.25% Series A Cumulative Preferred Stock	The NASDAQ Stock Market LLC
Securities to be registered pursuant to Section 12 (g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURE

Item 1. Description of Registrant’s Securities to be Registered
     The securities to be registered hereby are the 9.25% Series A Cumulative Preferred Stock, par value $0.10 per share (the “Preferred Stock”), of Double Eagle Petroleum Co. (the “Company”). A description of certain matters relating to the Preferred Stock will be included on the cover page and under the section titled “Description of Series A Preferred Stock” to be included in a final prospectus supplement to prospectus dated December 15, 2006 (relating to the Company’s Registration Statement on Form S-3 (No. 333-139012), to be filed by the Company with the Securities and Exchange Commission subsequent to the filing of this Form 8-A pursuant to Rule 424(b) under the Securities Act of 1933, as amended. Those descriptions shall be deemed to be incorporated herein by this reference.
Item 2. Exhibits
1 Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland on January 23, 2001 (incorporated by reference from Exhibit 3.1(a) to the Company’s Annual Report on Form 10-KSB for the year ended August 31, 2001).
2. Certificate of Correction filed with the State Department of Assessments and Taxation of Maryland on February 15, 2001 concerning the Articles of Incorporation (incorporated by reference from Exhibit 3.1(b) to the Company’s Annual Report on Form 10-KSB for the year ended August 31, 2001).
3. Articles of Merger filed with the State Department of Assessments and Taxation of Maryland on February 15, 2001 (incorporated by reference from Exhibit 3.1(c) to the Company’s Annual Report on Form 10-KSB for the year ended August 31, 2001).
4 Certificate of Correction filed with the State Department of Assessments and Taxation of Maryland on December 6, 2001 (incorporated by reference from Exhibit 3 of the Company’s Quarterly Report on Form 10-QSB for the quarter ended November 30, 2001).
5. Articles of Amendment to the Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland on June 26, 2007 (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 29, 2007).
6. Articles Supplementary to the Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland on June 29, 2007 (incorporated by reference from Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on June 29, 2007).
7. Certificate of Correction filed with the State Department of Assessments and Taxation of Maryland on June 1, 2007 (incorporated by reference from Exhibit 3.3 to the Company’s Current Report on Form 8-K filed on June 29, 2007).
8. Bylaws of the Company (incorporated by reference from Exhibit 3.2 of the Company’s Annual Report on Form 10-KSB, filed for the year ended August 31, 2001).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

DOUBLE EAGLE PETROLEUM CO.
Date: June 29, 2007	By:	/s/ Lonnie R. Brock
Lonnie R. Brock
Chief Financial Officer